SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Investors Fund -- Class A Shares
Fiscal period ending: July 31, 1995
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1000    $1000        $1000

ERV = Ending Redeemable Value    $1202    $1754        $3515

T   = Average Annual
      Total Return               20.20%   11.90%       13.39%*

                   *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Investors Fund -- Class B Shares
Fiscal period ending: July 31, 1995
Inception date (if less than 10 years of performance):
March 1, 1993

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1000      $1000     $1000

ERV = Ending Redeemable Value    $1202      $1754     $3515

T   = Average Annual
      Total Return               20.20%     11.90%    13.39%*

                   *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Investors Fund -- Class M Shares
Fiscal period ending: July 31, 1995
Inception date (if less than 10 years of performance):
December 1, 1994

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $          $         $1000

ERV = Ending Redeemable Value    $          $         $1238

T   = Average Annual
    Total Return                 %          %         23.83%**

                   *Life of fund, if less than 10 years
            **Cumulative